As filed with the Securities and Exchange Commission on January 24, 2008            Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEBSITE PROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida  32258

(904) 680-6600

(Address of principal executive offices)

Website Pros, Inc. 2005 Equity Incentive Plan

Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan

Website Pros, Inc. 2005 Employee Stock Purchase Plan

Interland-Georgia 1999 Stock Plan

Interland 1995 Stock Option Plan

Interland 2001 Equity Incentive Plan

Interland 2002 Equity Incentive Plan

Interland 2005 Equity Incentive Plan

Web.com 2006 Equity Incentive Plan

(Full title of the plans)

David L. Brown

Chief Executive Officer

Website Pros, Inc.

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida  32258

(904) 680-6600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton, Jr., Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (1)	2,424,558 shares	$5.61(3)	$13,601,770(3)	$534.55
Common Stock, par value $0.001 per share (1)	494,659	$9.10(4)	$4,501,397(4)	$176.90

(1)          This registration statement (the “Registration Statement”) registers the issuance of an aggregate of 2,424,558 shares of the common stock of Website Pros, Inc. (the “Registrant”), par value $0.01 (the “Common Stock”), issuable pursuant to equity awards assumed by the Registrant in connection with its acquisition of Web.com, Inc. and an aggregate of 494,659 shares of Common Stock, issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase plan.

(2)          Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The price per share and aggregate offering price are based upon the weighted average exercise price for outstanding options assumed by the Registrant in connection with the transactions consummated pursuant to the Agreement and Plan of Merger and Reorganization pursuant to which Web.com, Inc. merged with and into a wholly owned subsidiary of the Registrant.

(4)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on January 22, 2008, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, par value $0.001 per share, reserved for future issuance under the Website Pros, Inc. 2005 Equity Incentive Plan	274,727	$9.10	$2,500,015.70

Common Stock, par value $0.001 per share, reserved for future issuance under the Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan	151,250	$9.10	$1,376,375.00

Common Stock, par value $0.001 per share, reserved for future issuance under the Website Pros, Inc. 2005 Employee Stock Purchase Plan	68,682	$9.10	$625,006.20

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland-Georgia 1999 Stock Plan	19,023	$5.61	$106,719.03

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland 1995 Stock Option Plan	27,034	$5.61	$151,660.74

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland 2001 Equity Incentive Plan	15,476	$5.61	$86,820.36

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland 2002 Equity Incentive Plan	124,629	$5.61	$699,168.69

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland 2005 Equity Incentive Plan	1,797,378	$5.61	$10,083,290.58

Common Stock, par value $0.001 per share, reserved for future issuance under the Interland 2006 Equity Incentive Plan	441,018	$5.61	$2,474,110.98

Total	2,919,217		$18,103,167.28

EXPLANATORY NOTE

As a result of the consummation on September 30, 2007, of the transactions contemplated by the Agreement and Plan of Merger and Reorganization dated as of June 26, 2007, by and among Website Pros, Inc., Augusta Acquisition Sub, Inc., a wholly-owned subsidiary of Website Pros, and Web.com, Inc., in which Web.com merged with and into a wholly-owned subsidiary of Website Pros, Website Pros assumed the outstanding equity awards of Web.com.

This Registration Statement on Form S-8 is also being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

                1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 9, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

                2. The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the Commission on May 4, 2007 pursuant to Section 13 of the Exchange Act;

                3. The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Commission on August 3, 2007 pursuant to Section 13 of the Exchange Act;

                4. The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed with the Commission on November 8, 2007 pursuant to Section 13 of the Exchange Act;

                5. The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A filed on October 31, 2005 (File No. 000-51595), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

                6.  The Registrant's Current Reports on Form 8-K filed with the Commission on January 9, 2007, March 29, 2007, June 27, 2007, August 2, 2007, August 8, 2007, August 9, 2007, August 28, 2007, September 6, 2007, September 19, 2007, October 3, 2007, October 24, 2007, November 8, 2007, and November 14, 2007; and

                7. All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward Kronish LLP, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and officers that require the registrant to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering.

Item 8.  Exhibits.

Exhibit Number	Description
4.1†

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended)

4.2†	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K (No. 000-51595), filed with the SEC on November 13, 2007)

4.3†

Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the SEC on November 7, 2006, as amended)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

99.1†

Interland-Georgia 1999 Stock Plan (incorporated by reference to Exhibits 4.05(a) through 4.05(e) to Interland, Inc.’s registration statement on Form S-8 (No. 333-69518), filed with the SEC on September 17, 2001)

99.2†	Interland 1995 Stock Option Plan (incorporated by reference to Exhibit 10.35(c) to Interland, Inc.’s Annual Report on Form 10-K (No. 000-17932), filed with the SEC on November 29, 2001)

99.3†	Interland 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.70(f) to Interland, Inc.’s Annual Report on Form 10-K (No. 000-17932), filed with the SEC on August 31, 2001)

99.4†	Interland 2002 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to Interland, Inc.’s registration statement on Form S-8 (No. 333-109435), filed with the SEC on October 3, 2003)

99.5†	Interland 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Interland, Inc.’s current report on Form 8-K (No. 000-17932), filed with the SEC on November 7, 2005)

99.6†	Web.com 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.136 to Web.com’s current report on Form 8-K (No. 000-17932), filed with the SEC on April 3, 2006)

† Previously filed

Item 9.  Undertakings.

1.                                      The undersigned registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on
January 24, 2008.

WEBSITE PROS, INC.

By:	/s/ David L. Brown
David L. Brown
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Brown and Kevin Carney, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Brown	Chief Executive Officer and Director
David L. Brown	(Principal Executive Officer)	January 24, 2008

/s/ Kevin M. Carney	Chief Financial Officer
Kevin M. Carney	(Principal Financial and Accounting Officer)	January 24, 2008

/s/ Jeffrey M. Stibel	President and Director
Jeffrey M. Stibel		January 24, 2008

/s/ Hugh M. Durden	Director
Hugh M. Durden		January 24, 2008

/s/ Alex Kazerani	Director
Alex Kazerani		January 24, 2008

/s/ Julius Genachowski	Director
Julius Genachowski		January 24, 2008

/s/ Timothy I. Maudlin	Director
Timothy I. Maudlin		January 24, 2008

/s/ Robert S. McCoy, Jr.	Director
Robert S. McCoy, Jr.		January 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
4.1†

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005, as amended)

4.2†	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K (No. 000-51595), filed with the SEC on November 13, 2007)

4.3†

Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the SEC on November 7, 2006, as amended)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

99.1†

Interland-Georgia 1999 Stock Plan (incorporated by reference to Exhibits 4.05(a) through 4.05(e) to Interland, Inc.’s registration statement on Form S-8 (No. 333-69518), filed with the SEC on September 17, 2001)

99.2†	Interland 1995 Stock Option Plan (incorporated by reference to Exhibit 10.35(c) to Interland, Inc.’s Annual Report on Form 10-K (No. 000-17932), filed with the SEC on November 29, 2001)

99.3†	Interland 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.70(f) to Interland, Inc.’s Annual Report on Form 10-K (No. 000-17932), filed with the SEC on August 31, 2001)

99.4†	Interland 2002 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to Interland, Inc.’s registration statement on Form S-8 (No. 333-109435), filed with the SEC on October 3, 2003)

99.5†	Interland 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Interland, Inc.’s current report on Form 8-K (No. 000-17932), filed with the SEC on November 7, 2005)

99.6†	Web.com 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.136 to Web.com’s current report on Form 8-K (No. 000-17932), filed with the SEC on April 3, 2006)

† Previously filed